Exhibit 10.16Q

 [*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

February 27, 2014

Oxford Mining Company, LLC

Attn: Ms. Angela Ashcraft

544 Chestnut Street

Coshocton, OH 43812

Re:

Coal Purchase and Sale Agreement No. 10-62-04-900, dated

May 21, 2004, as amended, between AEP Generation Resources Inc.

(successor in interest to Ohio Power Company(f/k/a Columbus

Southern Power Company)) (“Buyer”) and Oxford Mining Company, LLC

(formerly Oxford Mining Company, Inc.) (“Seller”)

SUBJECT: AMENDMENT 2014-2

Reference is made to the above-referenced Coal Purchase and Sale Agreement, as amended (the “Agreement”), under which Seller is supplying coal to Buyer.

Effective January 1, 2014, Buyer and Seller agree to amend the Agreement as follows:

A.	In ARTICLE V, Contract Price, Table 5.1 and the notes immediately below and relating thereto shall be deleted in their entirety and replaced with the following in lieu thereof

Table 5.1

Contract Year	Price Per Ton- Specification B Coal	Price Per Ton- Additional Tons
FOB Plant:
[*](1)	$[*]	---
[*](1)	$[*]	---
[*](1)(2)	$[*]	---
[*]	$[*]	$[*](4)
[*]	$[*]	---
[*]	[*]	---
[*](3)	[*]	---

(1) For purposes of the provisions related to ARTICLE V, Contract Price, the Q1 and Q2 of 2012 period is treated collectively as a Contract Year and the Q3 and Q4 of 2012 period is treated collectively as a Contract Year.

(2) The Contract Price listed above for 2012 - Q4 is the reconciliation price based upon the formula calculation set forth below in this Article V a).

(3) If the Option Term Extension is elected by Buyer.

(4) The price shown is the price per ton for the additional 75,000 tons of Specification B Coal being shipped by Seller to Buyer in the months of February through April 2013 in accordance with Table 2.1.1 and Note (7) thereto.

(5)For the Specification B Coal being provided by Seller to Buyer in accordance with Note (8) to Table 2.1.1, the price per ton will be increased to $[*]. Quality adjustments to the price will not apply to such Specification B Coal being provided by Seller to Buyer in accordance with Note (8) to Table 2.1.1.

Oxford Mining Company, LLC

Coal Purchase and Sales Agreement 10-62-04-900

Amendment 2014-2

February 27, 2014

Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. If you are in agreement with the foregoing, kindly indicate your acceptance thereof and agreement thereto by signing in the space below and returning one original to the attention of Buyer’s Fuel Contract Administration at the address provided in the Agreement.

Accepted and agreed:

/s/James D. Henry	OXFORD MINING COMPANY, LLC
James D. Henry
Vice President – Fuel Procurement
AEP Generation Resources Inc.	/s/ Charles C. Ungurean_____________
Signature

/s/ Charles C. Ungurean
Name

President and Chief Executive Officer
Title

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.